SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                    September 23, 2005, (September 21, 2005)
                Date of Report (Date of earliest event reported)


                        REDHOOK ALE BREWERY, INCORPORATED
               (Exact Name of Registrant as Specified in Charter)


         Washington                      0-26542                  91-1141254
(State or Other Jurisdiction     (Commission file number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


                        14300 NE 145th Street, Suite 210
                          Woodinville, Washington 98072
               (Address of Principal Executive Offices, Zip Code)


                                 (425) 483-3232
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Principal Officers

On September 21, 2005, the Board of Directors of Redhook Ale Brewery, Incorporated ("the Company") elected John W. Glick to fill the vacancy on the Company's Board of Directors.

Mr. Glick was designated to serve on the board by Anheuser-Busch, Incorporated ("A-B"). The Company's products are distributed in the midwest and eastern United States through a distribution agreement with A-B. In the western United States, the Company sells its product to Craft Brands Alliance LLC ("Craft Brands"), which sells and distributes the Company's product through a distribution agreement between Craft Brands and A-B. As of December 31, 2004, A-B owned approximately 33.7% of the Company's common stock and, pursuant to an exchange and recapitalization agreement, is entitled to designate two members of the board of directors of the Company. A-B also generally has the contractual right to have one of its designees sit on each committee of the board of directors of the Company.

Mr. Glick has worked at A-B for fifteen years and currently is Manager Business Development in Business and Wholesaler Development of A-B. Mr. Glick will serve as an advisory member on the Nominating and Governance Committee, an advisory member of the Compensation Committee and a member of the Marketing Practices Committee.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            REDHOOK ALE BREWERY, INCORPORATED


Dated:  September 23, 2005              By: /s/ LORRI L. JONES
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                                               Lorri L. Jones
                                                 Controller and Treasurer
                                                 Principal Accounting Officer